CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Nuveen Nasdaq 100 Dynamic Overwrite Fund of our report dated February 28, 2019, relating to the financial statements and financial highlights, which appears in Nuveen Nasdaq 100 Dynamic Overwrite Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 25, 2019